EXHIBIT 23.1
                                  ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this registration
statement of Au Bon Pain Co., Inc. on Form S-8 (File No. 33-         ) of our
report dated February 14, 1997, on our audits of the consolidated financial statements and financial statement schedules of Au Bon Pain, Co., Inc. as of December 30, 1995, and December 28, 1996, and for each of the three years in the period ended December 28, 1996.


                                    /s/ COOPERS & LYBRAND LLP


Boston, Massachusetts
July 22, 1997